EXHIBIT 3.5

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                                  BIOKEYS, INC.
                                  WITH AND INTO
                          BIOKEYS PHARMACEUTICALS, INC.
        (Pursuant to Section 253 of the Delaware General Corporation Law)


      The undersigned, Nicholas J. Virca, Chief Executive Officer, President and Secretary of Biokeys Pharmaceuticals, Inc., a Delaware corporation (the "Corporation"), hereby certifies:

      1. That the Corporation is incorporated pursuant to the Delaware General Corporation Law;

      2. That the Corporation owns all of the outstanding shares of each class of the capital stock of Biokeys, Inc., a Delaware corporation;

      3. That the Corporation, by the following resolutions of its Board of Directors, duly adopted on May 19, 2003, determined to merge into itself Biokeys, Inc. and change the name of the Corporation on the conditions set forth in such resolutions:

            RESOLVED: That pursuant to Section 253 of the Delaware General Corporation Law, Biokeys Pharmaceuticals, Inc. shall merge into itself its subsidiary, Biokeys, Inc., and assume all of Biokeys, Inc.'s liabilities and obligations;

            RESOLVED FURTHER: That the Certificate of Incorporation of the Corporation be amended by striking Article I in its entirety and replacing therefor: "1. The name of the corporation is ADVENTRX Pharmaceuticals, Inc."; and

            RESOLVED FURTHER: That the Chief Executive Officer, President and Secretary of Biokeys Pharmaceuticals, Inc. be, and hereby is, authorized and directed to make, execute and acknowledge a Certificate of Ownership and Merger setting forth a copy of the resolution to merge Biokeys, Inc. with and into Biokeys Pharmaceuticals, Inc. and to assume Biokeys, Inc.'s liabilities and obligations and to file the Certificate of Ownership and Merger in the office of the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, Biokeys Pharmaceuticals, Inc. has caused this certificate to be signed by Nicholas J. Virca, its authorized officer, this 29th day of May, 2003.


                              /s/ Nicholas J. Virca
                              --------------------------------------------------
                              Nicholas J. Virca
                              Chief Executive Officer, President and Secretary